Power of Attorney



STATE OF MICHIGAN )
			)  SS
COUNTY OF
WAYNE	  )

	KNOW ALL BY THESE PRESENTS that I, Josue Robles, Jr., do hereby constitute and appoint Susan M. Beale, Thomas A. Hughes, Bruce D. Peterson and Susan E. Riske, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange Commission Forms 3, 4 and 5 and 144, that may be required or advisable in connection with my holdings in and transactions related to securities of DTE Energy Company.

	This Power of Attorney
is effective for the period November 20, 2003, through and including July
1, 2004.

	IN WITNESS THEREOF, I have hereto set my hand this 21st day of November, 2003.


/s/Josue Robles, Jr.
Josue Robles, Jr.



Witnesses:

/s/Bonita E. McCree
Bonita E. McCree

/s/Bernadette
E. Wilson
Bernadette E. Wilson

STATE OF MICHIGAN   )
 			  )  SS

COUNTY OF WAYNE	    )

On this 21st day of November, 2003, before me personally appeared Josue Robles, Jr. to me known to be the person described who executed the foregoing Power of Attorney.

Subscribed and
sworn to before me
the 21st day of November, 2003

/s/Nancy K. Steck

Nancy K. Steck
Notary Public - Macomb County
Acting in Wayne County

My Commission Expires:   5-14-2006